EXHIBIT 99.1

Contacts:	John Farr Chief Financial Officer 800.287.4383 investor.relations@pervasive.com Marian Kelley Director, Corporate Communications 512.231.6033 investor.relations@pervasive.com

PERVASIVE SOFTWARE REPORTS REVENUE, EARNINGS INCREASES

FOR ITS FIRST QUARTER OF FISCAL 2004

Leading data management company achieves year-over-year increases in both revenue and profitability

AUSTIN, TEXAS – October 21, 2003 – Pervasive Software® Inc. (Nasdaq:PVSW), a leading provider of data management solutions powering the success of application developers worldwide, today reported its fifth consecutive quarter of year-over-year increases in revenue and profitability and the eleventh consecutive quarter of profitability.

For the first fiscal quarter ended September 30, 2003, net income was $1.4 million or $0.08 diluted earnings per share, compared to net income of $1.3 million or $0.07 diluted earnings per share, excluding a gain from discontinued operations, for the same period last year. Revenues were $9.4 million for the quarter, compared to $9.2 million for the same period last year.

Pervasive continued to generate positive cash flow from operations with $1.4 million in the first fiscal quarter, while achieving days sales outstanding at an excellent 47 days and ending the quarter with $42.2 million in cash and marketable securities and no debt.

“Our solid execution continued to deliver year-over-year revenue and earnings increases for the quarter,” said David Sikora, president and CEO of Pervasive Software. “Equally important as these financial results, we took a major step forward in executing our growth strategy by entering into a definitive agreement to acquire Data Junction Corporation.”

Update on Pending Acquisition of Data Junction Corporation

In August, Pervasive announced its plans to acquire privately held Data Junction Corporation, a pioneering data and application integration company based in Austin, Texas. The boards of directors of both companies unanimously approved the acquisition agreement. Proxy materials to approve the transaction will be mailed to Pervasive and Data Junction shareholders as soon as the Securities and Exchange Commission declares the recently filed S-4 effective. The acquisition is expected to close during the December quarter.

Data Junction recorded revenues of $3.5 million for the September quarter, compared to $3.1 million for the same period last fiscal year. These unaudited results have been provided by Data Junction and are not included in Pervasive’s results disclosed elsewhere in this press release, nor have these results been reviewed by Pervasive or Pervasive’s independent auditors.

“Data Junction will bring Pervasive important data integration and transformation offerings, which are highly complementary to our existing data management products, expertise and customer base,” Sikora continued. “Their award-winning products address high-growth market segments that, combined with Pervasive’s core data management business, strengthen our platform for future growth.”

Business Outlook

For the second fiscal quarter ending December 31, 2003, Pervasive expects revenue to be in the range of $10.0 million and net income to be in the range of $1.7 million, both representing increases over the same quarter of last year. These expectations do not include the results of Data Junction or any costs related to the acquisition of Data Junction. While the acquisition is expected to close during the December quarter, Pervasive can not reasonably predict at this point the precise date of the closing or reasonably estimate Data Junction’s post-closing financial results which would be included in Pervasive’s financial results for the quarter.

“We continue to make significant progress on our journey to expand our breadth of data management infrastructure offerings,” Sikora said. “Completion of the acquisition of Data Junction later this quarter, combined with continued focus and investment in our core data management business, will significantly advance our goal to provide a family of solutions that deliver the industry’s best combination of performance, reliability and low total cost of ownership.”

Conference Call Details

Pervasive will host a conference call to discuss these results with the investment community today at 4 p.m. Central Daylight Saving Time. The dial-in numbers for the call are 800.227.9428 or 785.832.1508. The conference ID is “Pervasive.” The conference call may also be accessed live over the Web at http://www.pervasive.com/ircalendar. Check the site before the call for login information. Replay will be available 6 p.m., Tuesday, October 21, to midnight Tuesday, October 28, by dialing 800.839.3617 or 402.220.2975, or for a longer period through Pervasive’s Web site.

About Pervasive Software

Pervasive Software is a leading global data management company powering the success of application developers by providing solutions that deliver the industry’s best combination of performance, reliability and low administration costs. Pervasive’s strength is evidenced by the size and diversity of its customer base, serving tens of thousands of customers with hundreds of thousands of end-users in nearly every vertical market around the world. Founded in 1994, Pervasive sells its products into more than 150 countries and is based in Austin, Texas, with offices in Europe. More information may be found on the Web at http://www.pervasive.com.

Cautionary Statement

This release may contain forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding the data management software industry; the market opportunities available to the combined Pervasive/Data Junction company; the timing of the consummation of the acquisition; the ability of the combined company to realize its objectives of growing the market and the strategic and operational benefits to the combined company following the acquisition. Forward-looking statements are also included that are generally preceded by words such as “may,” “plans,” “expects,” “believes,” “anticipates,” “estimates” or “intends.” All forward-looking statements included in this document are based upon information available to Pervasive as of the date hereof, and Pervasive assumes no obligation to update any such forward-looking statement. Investors are cautioned that actual results could differ materially from Pervasive’s current expectations. Factors that could cause or contribute to such differences include, the factors and risks discussed in Pervasive’s reports filed from time to time with the Securities and Exchange Commission including, without limitation, the risk that Pervasive will be unable to attract, motivate and retain skilled sales, marketing, engineering and other personnel; the risk that the packaged client/server applications market will not continue to grow at historical rates; the risk that current revenues are substantially dependent upon continued market acceptance of and revenues from the company’s database products; the risk that the acquisition will not be approved by Pervasive and Data Junction shareholders; the risk that the closing conditions may not be satisfied; the risk that the integration of Data Junction and Pervasive may not be successful and that Pervasive may not realize the anticipated benefits or synergies of the acquisition of Data Junction.

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Pervasive, Pervasive Software, Btrieve and Pervasive.SQL are trademarks or registered trademarks of Pervasive Software Inc. All other company and product names may be trademarks or registered trademarks of their respective companies. All rights reserved worldwide.

Pervasive Software Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three months ended September 30
	2003	2002
Revenues	$9,391	$9,176

Costs and expenses:
Cost of revenues and technical support	1,256	1,550
Sales and marketing	3,354	3,190
Research and development	2,058	1,964
General and administrative	1,194	1,177

Total costs and expenses	7,862	7,881

Operating income from continuing operations	1,529	1,295

Interest and other income, net	92	162
Income tax provision	(175)	(150)

Income from continuing operations	1,446	1,307

Gain from discontinued operations	—	159

Net income	$1,446	$1,466

Diluted earnings per share:
Income from continuing operations	0.08	0.07
Gain from discontinued operations	—	0.01

Net income	$0.08	$0.08

Shares used in computing diluted earnings per share	18,983	17,642

Pervasive Software Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2003	June 30, 2003
	(Unaudited)
ASSETS
Current assets:
Cash and marketable securities	$42,191	$41,665
Trade accounts receivable, net	4,887	4,900
Notes receivable from related parties	102	102
Prepaid expenses and other current assets	601	727

Total current assets	47,781	47,394

Property and equipment, net	2,222	2,251

Notes receivable from related parties	167	204

Purchased technology, net	1,108	536

Other assets	479	207

Total assets	$51,757	$50,592

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$7,610	$8,122
Deferred revenue	2,212	2,236
Liabilities of discontinued operations	30	32

Total current liabilities	9,852	10,390

Stockholders' equity	41,905	40,202

Total liabilities and stockholders' equity	$51,757	$50,592